Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES FINANCIAL RESULTS FOR
THIRD QUARTER FISCAL YEAR 2019

SAN JOSE, Calif. — April 29, 2019 — Western Digital Corp. (NASDAQ: WDC) today reported revenue of $3.7 billion for its third fiscal quarter ended March 29, 2019. The operating loss was $394 million with a net loss of $581 million, or ($1.99) per share. Excluding certain non-GAAP adjustments, the company achieved non-GAAP operating income of $186 million and non-GAAP net income of $49 million, or $0.17 per share. Both the GAAP and non-GAAP results include lower of cost or market inventory charges of approximately $110 million in cost of revenue, primarily related to certain flash memory products that contain DRAM components.
In the year-ago quarter, the company reported revenue of $5.0 billion, operating income of $914 million and net income of $61 million, or $0.20 per share. Non-GAAP operating income in the year-ago quarter was $1.3 billion and non-GAAP net income was $1.1 billion, or $3.63 per share.
The company generated $204 million in cash from operations during the third fiscal quarter of 2019, ending with $3.8 billion of total cash, cash equivalents and available-for-sale securities. The company returned $146 million to shareholders through dividends. On February 14, 2019, the company declared a cash dividend of $0.50 per share of its common stock, which was paid to shareholders on April 15, 2019.
“Market conditions have generally been consistent with our expectations, and while the business environment remains soft, there are initial indications of improving trends,” said Steve Milligan, chief executive officer, Western Digital.  “Our expectation for the demand environment to further improve for both flash and hard drive products for the balance of calendar 2019 is largely unchanged.  We are executing well on enhancing our product portfolio, driving technology advancements, rightsizing our factory production levels and lowering our cost and expense structure, all of which position us to emerge stronger as market conditions improve.”

Western Digital Announces Financial Results for Third Quarter Fiscal Year 2019

The investment community conference call to discuss these results and the company’s guidance for the fourth fiscal quarter of 2019 will be broadcast live online today at 2:00 p.m. Pacific/5:00 p.m. Eastern. The live and archived conference call/webcast, the company’s guidance for the fourth fiscal quarter and the earnings presentation can be accessed online at investor.wdc.com.
About Western Digital
Western Digital creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data. Western Digital data-centric solutions are comprised of the Western Digital®, G-Technology™, SanDisk® and WD® brands. Financial and investor information is available on the company's Investor Relations website at investor.wdc.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s preliminary financial results for its third fiscal quarter ended March 29, 2019; expectations regarding market conditions; actions to align our cost and expense structure to business conditions; platform and product portfolio; technology advancements; market positioning; and production levels. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s third fiscal quarter ended March 29, 2019, included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of

Western Digital Announces Financial Results for Third Quarter Fiscal Year 2019

restructuring activities and cost saving initiatives; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on February 5, 2019, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, the Western Digital logo, G-Technology, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	Mar. 29, 2019	June 29, 2018
ASSETS
Current assets:
Cash and cash equivalents	$3,682	$5,005
Accounts receivable, net	1,223	2,197
Inventories	3,440	2,944
Other current assets	557	492
Total current assets	8,902	10,638
Property, plant and equipment, net	3,031	3,095
Notes receivable and investments in Flash Ventures	2,403	2,105
Goodwill	10,075	10,075
Other intangible assets, net	1,918	2,680
Other non-current assets	584	642
Total assets	$26,913	$29,235
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,577	$2,265
Accounts payable to related parties	312	259
Accrued expenses	1,645	1,274
Accrued compensation	402	479
Current portion of long-term debt	276	179
Total current liabilities	4,212	4,456
Long-term debt	10,309	10,993
Other liabilities	2,178	2,255
Total liabilities	16,699	17,704
Total shareholders’ equity	10,214	11,531
Total liabilities and shareholders’ equity	$26,913	$29,235

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Nine Months Ended
	Mar. 29, 2019	Mar. 30, 2018	Mar. 29, 2019	Mar. 30, 2018
Revenue, net	$3,674	$5,013	$12,935	$15,530
Cost of revenue	3,095	3,086	9,648	9,677
Gross profit	579	1,927	3,287	5,853
Operating expenses:
Research and development	544	602	1,659	1,823
Selling, general and administrative	353	376	1,018	1,121
Employee termination, asset impairment and other charges	76	35	142	135
Total operating expenses	973	1,013	2,819	3,079
Operating income (loss)	(394)	914	468	2,774
Interest and other expense, net	(83)	(1,042)	(281)	(1,418)
Income (loss) before taxes	(477)	(128)	187	1,356
Income tax expense (benefit)	104	(189)	744	1,437
Net income (loss)	$(581)	$61	$(557)	$(81)

Income (loss) per common share
Basic	$(1.99)	$0.20	$(1.91)	$(0.27)
Diluted	$(1.99)	$0.20	$(1.91)	$(0.27)

Weighted average shares outstanding:
Basic	292	298	291	296
Diluted	292	308	291	296

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended		Nine Months Ended
	Mar. 29, 2019	Mar. 30, 2018	Mar. 29, 2019	Mar. 30, 2018
Operating Activities
Net income (loss)	$(581)	$61	$(557)	$(81)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	444	499	1,396	1,567
Stock-based compensation	84	103	242	299
Deferred income taxes	(28)	(207)	253	(336)
Loss on disposal of assets	3	4	4	16
Write-off of issuance costs and amortization of debt discounts	9	185	28	208
Cash premium on extinguishment of debt	—	720	—	720
Non-cash portion of employee termination, asset impairment and other charges	—	16	—	16
Other non-cash operating activities, net	(18)	(31)	19	(15)
Changes in:
Accounts receivable, net	493	41	975	(58)
Inventories	(13)	(389)	(496)	(324)
Accounts payable	(293)	235	(549)	(41)
Accounts payable to related parties	2	32	53	76
Accrued expenses	119	(184)	373	(89)
Accrued compensation	56	(15)	(78)	2
Other assets and liabilities, net	(73)	(43)	(285)	1,382
Net cash provided by operating activities	204	1,027	1,378	3,342
Investing Activities
Purchases of property, plant and equipment, net	(222)	(213)	(719)	(619)
Activity related to Flash Ventures, net	(92)	(198)	(288)	(707)
Acquisitions, net of cash acquired	—	—	—	(99)
Other	(3)	12	(35)	19
Net cash used in investing activities	(317)	(399)	(1,042)	(1,406)
Financing Activities
Employee stock plans, net	(35)	(50)	(43)	(18)
Repurchases of common stock	—	(155)	(563)	(155)
Dividends paid to shareholders	(146)	(148)	(438)	(443)
Settlement of debt hedge contracts	—	—	—	28
Proceeds from debt, net of issuance costs	—	8,874	—	11,832
Repayment of debt	(38)	(10,467)	(613)	(14,581)
Net cash used in financing activities	(219)	(1,946)	(1,657)	(3,337)
Effect of exchange rate changes on cash	1	9	(2)	10
Decrease in cash and cash equivalents	(331)	(1,309)	(1,323)	(1,391)
Cash and cash equivalents, beginning of period	4,013	6,272	5,005	6,354
Cash and cash equivalents, end of period	$3,682	$4,963	$3,682	$4,963

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 29, 2019	Mar. 30, 2018	Mar. 29, 2019	Mar. 30, 2018
GAAP cost of revenue	$3,095	$3,086	$9,648	$9,677
Amortization of acquired intangible assets	(188)	(235)	(638)	(788)
Stock-based compensation expense	(13)	(11)	(37)	(37)
Charges related to cost saving initiatives	—	(1)	(7)	6
Manufacturing underutilization charges	(148)	—	(197)	—
Non-GAAP cost of revenue	$2,746	$2,839	$8,769	$8,858

GAAP gross profit	$579	$1,927	$3,287	$5,853
Amortization of acquired intangible assets	188	235	638	788
Stock-based compensation expense	13	11	37	37
Charges related to cost saving initiatives	—	1	7	(6)
Manufacturing underutilization charges	148	—	197	—
Non-GAAP gross profit	$928	$2,174	$4,166	$6,672

GAAP operating expenses	$973	$1,013	$2,819	$3,079
Amortization of acquired intangible assets	(41)	(41)	(123)	(122)
Stock-based compensation expense	(71)	(91)	(205)	(261)
Employee termination, asset impairment and other charges	(76)	(35)	(142)	(135)
Acquisition-related charges	—	(2)	—	(12)
Charges related to cost saving initiatives	(3)	3	(8)	(18)
Other	(40)	3	(41)	3
Non-GAAP operating expenses	$742	$850	$2,300	$2,534

GAAP operating income (loss)	$(394)	$914	$468	$2,774
Cost of revenue adjustments	349	247	879	819
Operating expense adjustments	231	163	519	545
Non-GAAP operating income	$186	$1,324	$1,866	$4,138

GAAP interest and other expense, net	$(83)	$(1,042)	$(281)	$(1,418)
Convertible debt activity, net	7	3	20	3
Debt extinguishment costs	—	894	—	896
Other	(12)	8	(19)	2
Non-GAAP interest and other expense, net	$(88)	$(137)	$(280)	$(517)

GAAP income tax expense (benefit)	$104	$(189)	$744	$1,437
Income tax adjustments	(55)	259	(537)	(1,230)
Non-GAAP income tax expense	$49	$70	$207	$207

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 29, 2019	Mar. 30, 2018	Mar. 29, 2019	Mar. 30, 2018
GAAP net income (loss)	$(581)	$61	$(557)	$(81)
Amortization of acquired intangible assets	229	276	761	910
Stock-based compensation expense	84	102	242	298
Employee termination, asset impairment and other charges	76	35	142	135
Acquisition-related charges	—	2	—	12
Charges related to cost saving initiatives	3	(2)	15	12
Manufacturing underutilization charges	148	—	197	—
Convertible debt activity, net	7	3	20	3
Debt extinguishment costs	—	894	—	896
Other	28	5	22	(1)
Income tax adjustments	55	(259)	537	1,230
Non-GAAP net income	$49	$1,117	$1,379	$3,414

Diluted income (loss) per common share
GAAP	$(1.99)	$0.20	$(1.91)	$(0.27)
Non-GAAP	$0.17	$3.63	$4.67	$11.12

Diluted weighted average shares outstanding:
GAAP	292	308	291	296
Non-GAAP	294	308	295	307

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income; and non-GAAP diluted income per common share (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, acquisition-related charges, charges related to cost saving initiatives, manufacturing underutilization charges, convertible debt activity, debt extinguishment costs, other adjustments, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company's results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company's performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company's acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company's control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company's peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company's operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Acquisition-related charges. In connection with the company's business combinations, the company incurs expenses which it would not have otherwise incurred as part of its business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. The company may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions, are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Charges related to cost saving initiatives. In connection with the transformation of the company's business, the company has incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which the company believes are not indicative of the underlying performance of its business, primarily relate to costs associated with rationalizing the company's channel partners or vendors, transforming the company's information systems infrastructure, integrating the company's product roadmap, and accelerated depreciation of assets.

Manufacturing underutilization charges. In response to the current flash business conditions, the company is reducing its wafer starts at its flash-based memory manufacturing facilities operated through its strategic partnership with Toshiba Memory Corporation (TMC). The temporary abnormal reduction in output has resulted in flash manufacturing underutilization charges which are expensed as incurred. These charges are inconsistent in amount and frequency, and the company believes these charges are not part of the ongoing operation of its business.

Convertible debt activity, net. The company excludes non-cash economic interest expense associated with its convertible notes, the gains and losses on the conversion of its convertible senior notes and call option, and unrealized gains and losses related to the change in fair value of the exercise option and call option. These charges and gains and losses do not reflect the company's operating results, and the company believes are not indicative of the underlying performance of its business.

Debt extinguishment costs. From time-to-time, the company replaces its existing debt with new financing at more favorable interest rates or utilizes available capital to settle debt early, both of which generate interest savings in future periods. The company incurs debt extinguishment charges consisting of the costs to call the existing debt and/or the write-off of any related unamortized debt issuance costs. These gains and losses do not reflect the company’s operating results, and the company believes are not indicative of the underlying performance of its business.

Other adjustments. From time-to-time, the company sells or impairs investments or other assets which are not considered necessary to its business operations, or incurs other charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments. The income tax adjustments include the company’s final adjustments for the tax effects of the Tax Cuts and Jobs Act allowed within the one-year measurement period that ended on December 22, 2018, as well as estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act. These adjustments are excluded because they are infrequent and the company believes that they are not indicative of the underlying performance of its business.

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Company contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Jim Pascoe
949.672.9655	408.717.6999
peter.andrew@wdc.com	jim.pascoe@wdc.com
investor@wdc.com